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                                                                      Exhibit 16




October 5, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by ImmunoGen, Inc. (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated August 31, 2001, filed October 5, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

/s/ PricewaterhouseCoopers LLP